UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2015

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York 11563

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (718) 527-3800

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	⁭ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	⁭ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	⁭ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	⁭ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On August 14, 2015, Janel Corporation (the “Company”) and entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Liberty International, Inc., a Rhode Island corporation (“Liberty”), and the stockholders of Liberty, Nicholas Cioe, Kenneth Charnley (the “Management Stockholders”) and Vincent J. Passananti (the “Investment Stockholder” and together with Management Stockholders, the “Stockholders”), for the purchase by the Company of all of the outstanding common stock (the “Liberty Shares”) of Liberty. Closing of the transactions contemplated by the Purchase Agreement took place on the same day. Under the terms of the Purchase Agreement, the purchase price for the Liberty Shares was $2,500,000, subject to certain closing adjustments for Liberty’s accounts payable and receivable as of the closing date.

The Purchase Agreement contains customary representations, warranties and covenants by each of the parties. The Purchase Agreement further provides that each party will indemnify the other for any breach of the Purchase Agreement by such indemnifying party, failure of any warranty or representation of such party or failure by such party to comply with any covenants or obligations under the Purchase Agreement, subject to certain monetary limitations on the indemnification obligations of Liberty and the Stockholders.

Liberty will continue to operate as a division of the Company, and Karen Kenney, a long-time Liberty employee, will manage the Liberty operations. The Management Stockholders have agreed to be employed by Liberty part-time for a term of two (2) years pursuant to employment agreements with the Company. The Stockholders have also agreed not to engage in certain activities that are competitive with the Company or to solicit customers or employees of the Company, in each case for a period of two (2) years from either the date of closing for the Investment Stockholder, or the date of termination of their employment agreements for the Management Stockholders.

The Company issued a press release on August 17, 2015 announcing the acquisition of Liberty, a copy of which press release is attached hereto as Exhibit 99.1.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information required by this Item is described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date upon which this Form 8-K must be filed.

(b)	Pro forma financial information:

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date upon which this Form 8-K must be filed.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated August 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: August 17, 2015	By: /s/ Brendan Killackey
Brendan Killackey
Chief Executive Officer